UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2005

COUNTRYWIDE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8422	13-2641992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Park Granada, Calabasas, California 91302
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 225-3000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

Explanatory Note

     Countrywide Financial Corporation (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K dated February 18, 2005 (the “Prior Report”) in order to update the presentation of information in the Prior Report.

Item 2.02 Results of Operations and Financial Condition

     On February 22, 2005, the Company issued a press release announcing that it had revised the timing for recognition of gains from certain securitizations and describing the impact of this timing change on prior period results. A copy of that press release was furnished with the Prior Report.

     When it issued that press release, the Company believed that only quarters during the fiscal year ended December 31, 2004 would need to be restated. On March 11, 2005, however, the Company determined that two quarters during the fiscal year ended December 31, 2003 would also need to be restated as a result of circumstances similar to those discussed in the Prior Report and the press release furnished in connection therewith. Specifically, the Company currently expects to decrease gain on sale of loans and securities for the quarter ended June 30, 2003 and increase that item for the quarter ended September 30, 2003 by the same amount, shifting $185.7 million of pretax net income from the quarter ended June 30, 2003 to the quarter ended September 30, 2003. As a result of this adjustment, mortgage loans held for sale and notes payable will each increase at June 30, 2003 by $2.9 billion. The balance sheet as of September 30, 2003 that was previously reported does not change. The impact of this change on diluted earnings per share for each of the affected 2003 quarters has been determined to be as follows:

Increase
Quarter Ended	(Decrease)
June 30, 2003	($0.20)
September 30, 2003	$0.20

     This restatement is not expected to result in any changes to the Company’s previously reported results for the year ended December 31, 2003.

     The information furnished pursuant to this Item shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     On March 11, 2005, the Company concluded that its interim unaudited financial statements for the periods ended June 30, 2003 and September 30, 2003 should no longer be relied upon as a result of the Company’s decision to revise the timing for the recognition of gain on sale for certain securitizations as described in Item 2.02 above.

     This restatement arises from circumstances similar to those discussed in the Prior Report and the press release furnished in connection therewith.

     The Chair of the Audit and Ethics Committee of the Company’s Board of Directors as well as Company officers have discussed these matters with Grant Thornton LLP, the Company’s independent auditor for the year ended December 31, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2005	COUNTRYWIDE FINANCIAL CORPORATION

	By:	/s/ Anne McCallion

	Name:	Anne McCallion
	Title:	Senior Managing Director, Finance